UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 23, 2018

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of the stockholders of Gaming Partners International Corporation (the “Company”) was held on 23 May 2018.  Items of business set forth in the Company’s proxy statement dated 18 April 2018 that were voted on and approved are as follows:

(1) Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Vote

Martin A. Berkowitz	4,996,092	954,518	546,342
Eric P. Endy	5,620,627	329,983	546,342
Gregory S. Gronau	5,620,627	329,983	546,342
Charles R. Henry	5,759,090	191,520	546,342
Robert J. Kelly	5,780,972	169,638	546,342
Jean-Francois Lendais	5,554,824	395,786	546,342
Alain Thieffry	5,549,916	400,694	546,342

(2) Ratification of Moss Adams LLP, as the Company’s Independent Registered Public Accounting Firm for 2018:

For	Against	Abstain	Broker Non-Vote
6,487,623	6,385	2,944	—

(3) Advisory Vote to Approve Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Vote
5,061,002	888,042	1,566	—

(4) Approval of amendments to the 1994 Directors’ Stock Option Plan to extend the term until January 31, 2022 and allow for the grant of stock appreciation rights:

For	Against	Abstain	Broker Non-Vote
5,824,382	94,640	31,588	—

(5) Ratification of the grants of stock appreciation rights on December 26, 2017 under the 1994 Directors’ Stock Option Plan, as amended:

For	Against	Abstain	Broker Non-Vote
5,827,455	91,567	31,588	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: May 23, 2018
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer